NEWS RELEASE

Exhibit 99.1

Achaogen, Inc. Announces Results of Auction for Substantially All Company Assets

SOUTH SAN FRANCISCO, Calif., June 6, 2019 – Achaogen, Inc., a biopharmaceutical company developing and commercializing innovative antibacterial agents to address multi-drug resistant (MDR) gram-negative infections, announced today it has reached agreements to sell substantially all of its assets for aggregate cash consideration of approximately $16 million, plus potential royalties and assumption of certain contractual liabilities, subject to negotiation and execution of binding definitive documents and approval of the U.S. Bankruptcy Court for the District of Delaware (the Court):

●	Cipla USA Inc. has agreed to purchase Achaogen’s worldwide rights, excluding Greater China, to ZEMDRI® (plazomicin) and certain related Achaogen assets and liabilities;
●	QiLu Antibiotics Pharmaceutical Co., Ltd. has agreed to purchase an exclusive royalty-free perpetual license to Achaogen’s rights in Greater China to plazomicin; and
●	Heritage Global Partners, Inc. has agreed to purchase Achaogen’s lab equipment.

Achaogen reached agreements with these purchasers, all of which remain subject to execution of binding definitive documents, following the conclusion of a structured auction held on June 3, 2019, at which these purchasers submitted the highest and best bids for these Achaogen assets. Achaogen currently expects binding definitive documents to be signed and announced on or around June 14, 2019, to be approved by the Court on or around June 19, 2019, and the transactions to be completed as soon as possible thereafter.

The binding definitive documents will be included in Achaogen’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission following announcement of the execution of the documents. Additional information about this process and these proposed transactions, as well as other documents related to the restructuring and reorganization proceedings, is available through Achaogen’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/Achaogen. Achaogen’s legal counsel is Hogan Lovells US LLP and its financial advisors are MERU, LLC and Cassel Salpeter & Co. Cassel Salpeter has been retained to manage the sale and auction process. Achaogen filed the voluntary Chapter 11 petition in the Court on April 15, 2019 (Case No. 19-10844).

Achaogen expects to hold a telephonic auction for its C-Scape program assets on June 10, 2019. Interested parties should contact Philip Cassel at pcassel@cs-ib.com or James Cassel at jcassel@cs-ib.com for additional information.

About Achaogen

Achaogen is a biopharmaceutical company passionately committed to the development and commercialization of innovative antibacterial treatments for MDR gram negative infections. Achaogen’s first commercial product is ZEMDRI, for the treatment of adults with complicated urinary tract infections, including pyelonephritis. The Achaogen ZEMDRI program was funded in part with federal funds from the Biomedical Advanced Research and Development Authority (BARDA). The Company is currently developing C-Scape, an orally administered beta-lactam/beta-lactamase inhibitor combination, which is also supported by BARDA. C-Scape is investigational, has not been determined to be safe or efficacious, and has not been approved for commercialization. For more information, visit the Achaogen website at www.achaogen.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements. These statements reflect the Company’s current views, expectations and beliefs concerning future events. In addition, any statements related to the Company’s plans to sell all of its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code; the Company’s intention to continue operations during the Chapter 11 case; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; the continued uninterrupted access to the Company’s product during the Chapter 11 proceedings; and other statements regarding the Company’s strategy and future operations, performance and prospects are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein, including, without limitation: the potential adverse impact of the Chapter 11 filings on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and the proposed auction and asset sale; the effect of the Chapter 11 filings and proposed asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale; uncertainty regarding obtaining bankruptcy court approval of a sale of the Company’s assets or other conditions to the proposed asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders. The inclusion of forward-looking statements should not be regarded as a representation by Achaogen that any of its plans will be achieved. Investors should note that many factors, including those more fully described in the Company’s filings with the Commission (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 1, 2019 and other filings with the Commission), could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release. The forward-looking statements in this press release are qualified by risk factors identified by the Company. These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: Achaogen, Inc.

© 2019 Achaogen, Inc. All Rights Reserved.

Media and Investor Contact

Denise T. Powell

Red House Consulting, LLC

denise@redhousecomms.com